# WARRANT AGREEMENT

**THIS WARRANT AGREEMENT** (this "**Agreement**") is made as of March 31, 2012, between **IRONSTONE GROUP, INC.** (the "**Corporation**" or "**Optionor**"), and **SHEA VENTURES, LLC** ("**Optionee**").

## RECITALS

A. The Corporation is a Delaware Corporation in good standing with 25,000,000 common shares authorized of which 742,108 shares were issued and outstanding and 745,536 were held by the Corporation as treasury stock as of December 31, 2011. On the date hereof, the Corporation expects to issue an additional 1,130,856 shares as payment in full of amounts due to William Hambrecht.

B. Optionee desires to acquire the exclusive right to purchase 187,296 of the Shares (the "**Option Shares**"), or such fewer amount of the Option Shares as Optionee may desire, at the agreed price and under the specific terms set forth in this Agreement.

For good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

**Section 1. Option to Purchase.**

Optionor grants to Optionee an option (the "**Option**") to purchase all or any portion of the Option Shares on the terms and conditions of this Agreement.

**Section 2. Consideration for Option.**

Concurrently with the execution of this Agreement, Optionee has loaned to Optionor the sum of One Million Dollars ($1,000,000). The grant of this Option shall be deemed to be partial consideration to Optionee for such loan.

**Section 3. Term.**

The Option granted pursuant to this Agreement shall be effective as of the date of this Agreement and shall continue until and shall expire at 5:00 p.m. on March 31, 2022 (the "**Option Term**").

**Section 4. Exercise.**

Provided Optionee is not in default under this Agreement and satisfies all conditions precedent to exercise of the Option, the Option may be exercised by Optionee delivering to Optionor before the expiration of the Option Term written notice of Optionor's intent to exercise (the "**Exercise Notice**") and thereafter satisfying the conditions to the transfer of the Option Shares set forth herein. Upon the delivery of the Exercise Notice, Optionee and Optionor shall each, within ten (10) days of the effective date of such notice, deliver to an escrow company designated by Optionee (the "**Escrow**") all documents or instruments required to transfer the Option Shares to Optionee or, at Optionees, request, to a third party designated by

Optionee. Thereafter, this Option shall be deemed fully exercised, and the closing of the transfer of the Option Shares shall occur, concurrently upon the delivery to Escrow by Optionee of the Purchase Price.

**Section 5. Purchase Price.**

The Purchase Price for the Option Shares shall be One Dollar ($1.00) (the "**Purchase Price**"). If Optionee elects to purchase only a portion of the Option Shares, then the Purchase Price shall be prorated for the portion purchased. Promptly following delivery of the Exercise Notice, Optionee shall deliver to Escrow, or cause its designee to deliver to Escrow, the Purchase Price and such other funds as are required to be paid by Optionee hereunder to close the contemplated transfer and to purchase the Option Shares.

**Section 6. Representations and Warranties.**

Optionor warrants that Optionor is a Delaware Corporation in good standing. If this Option is exercised by Optionee, Optionor will convey title to the Option Shares by issuing to Optionee the Option Shares, and such other instruments as are reasonably required to effectuate the transfer of the Shares and the intent of this Agreement. During the Option Term and, if this Option is exercised, until the Option Shares are conveyed to Optionee, Optionor will reserve from its authorized shares the Option Shares and will not issue, sell, nor grant any Option Shares or contract right relating to such portion of the Option Shares in any manner that will adversely affect Optionor's ability to transfer the Option Shares to Optionee or its designee without the prior written consent of Optionee. Optionor represents and warrants that it and its signatories to this Agreement have the power and authority to execute and deliver this Option on behalf of the Corporation and to bind the Corporation and that the execution and delivery of this Option shall constitute a valid Option, enforceable in accordance with its terms and conditions.

Optionee represents and warrants that it is an accredited investor or qualified institutional buyer, that it is purchasing the warrants for its own account and not as part of a distribution, and that it understands that neither the warrants nor the Option Shares are registered securities pursuant to the Securities Act of 1933.

**Section 7. Security Agreement and Pledge.**

To secure Optionor's obligations hereunder, including its obligation to sell and transfer the Option Shares to Optionee or its designee, Optionor has concurrently herewith delivered to Optionee an executed Security and Pledge Agreement (the "**Security Agreement**"), wherein Optionee has been granted a security interest in and to all of the Corporation's assets, subject to a priority lien in favor of First Republic Bank.

**Section 8. Notices.**

All notices, demands, requests, exercises, and other communications under this Agreement by either party shall be in writing and sent by United States Certified Mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the United States mail, addressed as follows:

If to Optionee, to: Shea Ventures, LLC

655 Brea Canyon Road
Walnut, California 91789

If to Optionor, to: c/o WR Hambrecht + Co.
Pier 1, Bay 3
San Francisco, California 94111

These addresses may be changed by written notice to the other party.

**Section 9. Successors.**

This Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assignees of the parties to this Agreement, provided, however, that Optionor may not assign this Option or any of its rights under this Agreement without obtaining Optionee's prior written consent.

**Section 10. Waivers.**

No waiver of any breach of any covenant or provision in this Agreement shall be deemed a waiver of any other covenant or provision in this Agreement, and no waiver shall be valid unless in writing and executed by the waiving party.

**Section 11. Further Assurances.**

Whenever requested by the other party, each party shall execute, acknowledge, and deliver all further conveyances, agreements, confirmations, satisfactions, releases, powers of attorney, instruments of further assurance, approvals, consents, and all further instruments and documents as may be necessary, expedient, or proper to complete any conveyances, transfers, sales, and agreements covered by this Agreement, and to do all other acts and to execute, acknowledge, and deliver all requested documents to carry out the intent and purpose of this Agreement.

**Section 12. Third-Party Rights.**

Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

**Section 13. Integration.**

This Agreement and the other agreements referenced herein contains the entire agreement between the parties, and expressly supersedes all previous or contemporaneous agreements, understandings, representations, or statements between the parties respecting this Option or the Option Shares.

**Section 14. Counterparts.**

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

**Section 15. Amendment.**

This Agreement may not be amended or altered except by a written instrument executed by Optionor and Optionee.

**Section 16. Partial Invalidity.**

Any provision of this Agreement that is unenforceable or invalid or the inclusion of which would adversely affect the validity, legality, or enforceability of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force.

**Section 17. Authority of Parties.**

All persons executing this Agreement on behalf of any party to this Agreement warrant that they have the authority to execute this Agreement on behalf of that party.

**Section 18. Governing Law.**

The validity, meaning, and effect of this Agreement shall be determined in accordance with the laws of the State of California.

**OPTIONOR:**

**IRONSTONE GROUP, INC.**

By: [signature]

Its: CEO

**OPTIONEE:**

**SHEA VENTURES, LLC**

By: ____________________

Its: ____________________